UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2010

AGR TOOLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52043	98-0480810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Lido Circle, Suite C-1
Lakeway, TX 78724
(Address of principal executive offices)

936-539-5744
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02    Unregistered Sales of Equity Securities

On October 6, 2010, AGR Tools, Inc. (the “Company”) entered into agreements with four of its creditors pursuant to which those creditors converted an aggregate of $520,012 worth of debt into 5,200,120 shares of the Company’s common stock at a price of $0.10 per share.  The Company issued the 5,200,120 shares in reliance upon the exemptions from registration provided by Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.

The Company’s reliance on Rule 506 of Regulation D was based on the fact that the sale of the shares did not involve a “public offering”, as defined in Section 4(2) of the Securities Act, due to the small number of creditors involved in the debt conversion, the size of the debt conversion and the number of securities being issued in connection with the debt conversion.  In addition, the creditors provided representations to the Company that they acquired the shares for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws.

The Company’s reliance on Rule 903 of Regulation S was based on the fact that those shares were sold in "offshore transactions", as defined in Rule 902(h) of Regulation S.  The Company did not engage in any directed selling efforts in the United States in connection with the sale of these shares, and the creditors involved in the debt conversion were not U.S. persons and did not acquire the shares for the account or benefit of any U.S. person.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release announcing the completion of the offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1   Press Release dated October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	AGR TOOLS, INC.

	By:	/s/ Rock Rutherford
Rock Rutherford
President, Chief Executive Officer, Director